SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)     February 21, 1997
                                                --------------------------------

                                  VIRAGEN, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                     0-10252                   59-2101668
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(State or other jurisdiction    (Commission File           (IRS Employer
 or incorporation)                   Number)               Identification No.)



                  2343 West 76th Street, Hialeah, Florida 33016
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code    (305) 557-6000
                                                   -----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)






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ITEM 5 - OTHER EVENTS

      On February 21, 1997, the Company issued 5,000 shares of its Series E Convertible Preferred Stock to State Capital Market Group, Ltd. in consideration for $5,000,000. The Series E Preferred Stock provides for a dividend of 5% per annum of the stated value of the Series E Preferred Stock on a cumulative basis. Dividends accrue from the date of issuance and are payable quarterly commencing April 1, 1997. Dividends may be paid in cash or, at the Company's option and subject to certain other conditions, in shares of Common Stock of the Company. Except as otherwise provided by law, the holders of Series E Preferred Stock do not have voting rights. Upon liquidation, dissolution or winding-up of the Company, no distribution may be made to the holders of shares of capital stock ranking junior to the Series E Preferred Stock unless, prior thereto, the holders of the Series E Preferred Stock shall have received $1,000 per share plus an amount equal to declared and unpaid dividends thereon to the date of such payment. A vote of not less than two-thirds of the then outstanding shares of Series E Preferred Stock is required prior to any amendment, alteration, change or repeal of any of the designations of the Series E Preferred Stock.

      The Series E Preferred Stock (as represented by the stated value) is convertible into shares of Common Stock of the Company commencing May 8, 1997 by dividing the stated value of the Series E Preferred Stock to be converted by the conversion price in effect at the time of conversion. The conversion price shall be (i) the lesser of the market price for the Common Stock of the Company, as defined in the Certificate of Designations, multiplied by 85%, subject to adjustment, or (ii) $7.00, subject to adjustment. The Company also has the right to compel conversion of the Series E Preferred Stock at any time subsequent to 270 days after February 21, 1997. The conversion price of the Series E Preferred Stock is subject to adjustment under certain conditions including the time when the Company completes the registration process for the resale of the shares of Common Stock underlying the Series E Preferred Stock and the obtaining of any required stockholder approval relevant to the transaction. The holder of the Series E Preferred Stock may not convert the shares of Series E Preferred Stock if, as a result thereof, the shares of Common Stock beneficially owned by the holder would exceed 4.9% of the outstanding shares of Common Stock of the Company. The Company has agreed to register the shares of Common Stock issuable upon conversion of the Series E Preferred Stock with the Securities and Exchange Commission.

      The proceeds from the sale of the Series E Preferred Stock are expected to be used for the continued development of the Company's OmniferonTM product including the funding of European Union clinical trials, completion of the Scottish production facility, pre-clinical Phase I and Phase II trials and Phase III studies, the establishment of domestic manufacturing capacity, joint research and development projects, product development research and general working capital purposes. Placement fees of $300,000 were paid.







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



ITEM 7 - FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

      EXHIBITS:

      1. Certificate of Designation Preferences and Rights for Series E Convertible Preferred Stock.

      2. Securities Purchase Agreement dated as of December 31, 1996 and related Registration Rights Agreement.










































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



                                   SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIRAGEN, INC.



                                     By: /s/ Dennis W. Healey
                                         ---------------------------------------
                                       Dennis W. Healey, Executive Vice
                                       President and Principal Financial Officer



DATED:  March 6, 1997.































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